Exhibit 10.1

EXCHANGE, PURCHASE AND AMENDMENT AGREEMENT

This Exchange, Purchase and Amendment Agreement (this “Agreement”), dated as of April 19, 2007 (the “Amendment Agreement Date”), is entered into by and among Surge Global Energy, Inc., a Delaware corporation (the “Company”), and Gemini Master Fund, Ltd. (“Investor”).

R E C I T A L S:

WHEREAS, the Company and the Investor are parties to that certain Securities Purchase Agreement, dated as of November 28, 2006 (the “Purchase Agreement”) and that certain Registration Rights Agreement, dated as of November 28, 2006 (the “Registration Rights Agreement”); capitalized terms used in this Agreement and not otherwise defined have the respective meanings ascribed thereto in the Purchase Agreement;

WHEREAS, pursuant to the Purchase Agreement, the Company issued 2,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Shares”) and Warrants (the “Warrants”) to the Investor;

WHEREAS, the Company has failed to timely cause a Registration Statement to be declared effective pursuant to the Registration Rights Agreement, and therefore the Company is current liable to the Investor for partial liquidated damages thereunder in accordance therewith;

WHEREAS, the Company is seeking a waiver of such breach and consequential partial liquidated damages;

WHEREAS, the Company wishes to issue and sell to the Investor, and the Investor wishes to purchase from the Company, upon the terms and subject to the conditions set forth herein and the same terms and conditions set forth in the Purchase Agreement, a Convertible Note Due May 1, 2008 in the original principal amount of $1,150,000, in the form attached hereto as Exhibit A (the “Note”), in consideration for such waiver, surrender of the Shares and $250,000 in additional cash; and

WHEREAS, the parties wish to include the shares of the Company’s Common Stock issuable upon conversion of the Note as “Registrable Securities” under the Registration Rights Agreement and to effect such other amendments to the Transaction Documents as set forth herein;

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein contained, the parties hereto agree as follows:

Section 1    Purchase and Sale; Amendments.

1.1    Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, a Note with a principal amount equal to $1,150,000 for a purchase price consisting of (a) the exchange of 2,000,000 Shares and (b) cash consideration of $250,000 (the “Cash Purchase Price”). Upon consummation of the transactions contemplated hereby (the “Additional Closing”), the Investor shall deliver to the Company the Cash Purchase Price via wire transfer of immediately available funds (less any offset for expenses as set forth below) and the Shares, and the Company shall deliver the Note with a principal amount equal to $1,150,000 to the Investor. The Additional Closing shall occur at the offices of Investor’s Counsel, or such other location as the parties shall mutually agree, and the date of the Additional Closing shall constitute the “Additional Closing Date”.

  1.2    Terms and Conditions; Amendments to Purchase Agreement. The terms and conditions of the Purchase Agreement, as amended hereby, shall govern the purchase and sale of the Note, mutatis mutandis, as follows:

(a)    The definitions of Article I of the Purchase Agreement shall apply to the purchase and sale of the Note.

(b)    Each party to this Agreement hereby makes, and shall be deemed to have made, as of the date hereof and the Additional Closing Date, each representation and warranty made by it in the Purchase Agreement (as amended hereby) under Article III thereof, as applicable. Without limiting the foregoing, the Company represents and warrants that it has in good faith determined the value of its net assets after diligent analysis, that the value of its net assets exceeds its capital, and that the capital of the Company is not currently impaired nor will the consummation of the transactions contemplated hereby cause any impairment of the Company’s capital.

(c)    The Company and the Investor shall comply with the provisions of Article IV of the Purchase Agreement applicable to it.

(d)    The Additional Closing shall be subject to the satisfaction (or waiver by the appropriate party) of the conditions set forth in Article II of the Purchase Agreement, as applicable, with the term Closing and Closing Date applying to the Additional Closing and Additional Closing Date, respectively, provided that no legal opinion of Company counsel shall be required.

(e)    The provisions of Article V of the Purchase Agreement shall apply to the purchase and sale of the Note, except that in Section 5.1 the additional amount payable by the Company in connection with the transactions contemplated by this Agreement shall be $5,000 instead of $35,000 (which $5,000 may be offset from the Cash Purchase Price payable hereunder).

(f)    The Purchase Agreement is hereby amended so that (i) the term “Shares” shall also mean the shares of Common Stock issuable upon conversion of the Note; (ii) the term “Securities” shall also include the Note and the shares of Common Stock issuable upon conversion of the Note; and (iii) the term “Transaction Documents” shall also include this Agreement and the Note. To the extent such terms are incorporated by reference in the Registration Rights Agreement, such terms shall have such amended meanings therein.

(g)    The Company shall issue a press release and file an 8-K describing the transactions contemplated hereby in the same manner and in the same time frames as described in Section 4.6 of the Purchase Agreement.

Section 2    Registration Rights Agreement. The Registration Rights Agreement is hereby amended so that (i) the term “Filing Date” shall apply with respect to the filing deadline for a new initial Registration Statement covering the shares underlying the Note or the filing of an appropriate amendment to the previously filed Registration Statement, and shall mean the 30th calendar following the Amendment Agreement Date, and (ii) the term “Effectiveness Date” shall mean with respect to the initial Registration Statement required to be filed, the 120th calendar following the Amendment Agreement Date. The Registration Rights Agreement shall apply mutatis mutandis to the shares of Common Stock issuable upon conversion of the Note (and shall continue to apply to the Warrant Shares) and, without limiting the foregoing, a new or amended Registration Statement covering such shares shall be filed on before such amended Filing Date. Any partial liquidated damages currently due under the Registration Rights Agreement are hereby waived (provided that such waiver only applies to amounts currently due and shall not apply to any damages which may be payable in the future under the terms of the Registration Rights Agreement as amended hereby).

Section 3    Miscellaneous.

3.1    Except as amended hereby and for the purposes described herein, the Purchase Agreement and the Registration Rights Agreement shall remain in full force and effect in accordance with their respective terms. For clarification, the Warrants remain outstanding and in full force and effect and shall not be affected hereby.

3.2    This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within such state.

[Signature Pages Following]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SURGE GLOBAL ENERGY, INC.

By: /s/ Bill Greene
Name: Bill Greene
Title: CFO

GEMINI MASTER FUND, LTD.
By:    Gemini Strategies, LLC, as investment manager

 By: /s/ Steven Winters
Name: Steven Winters
Title: President

ADDRESS:

 c/o Gemini Strategies, LLC
 12220 El Camino Real, Suite 400
 San Diego, CA 92130-2091
 Attn: Steven Winters
 Tel:  (858) 480-2828
 Fax:  (858) 509-8808

With a copy to:
Peter J. Weisman, P.C.
52 Vanderbilt Avenue, 17th Floor
New York, NY 10017
Fax: (212) 317-8855

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